                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                              ---------------------
                                    FORM 8-K
                              ---------------------
                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of Earliest Event Reported): February 5, 1999

                             STC BROADCASTING, INC.
     ----------------------------------------------------------------------
             (Exact Name of Registrant as Specified in its Charter)

                                    Delaware
     ----------------------------------------------------------------------
                 (State or Other Jurisdiction of Incorporation)

          333-29555                                 75-2676358
     ------------------------          ------------------------------------
     (Commission File Number)          (I.R.S. Employer Identification No.)

        3839 4th Street North
              Suite 420
        St. Petersburg, Florida                           33703
 ---------------------------------------           -------------------
 (Address of Principal Executive Offices)               (Zip Code)


                                 (727) 821-7900
              ----------------------------------------------------
              (Registrant's Telephone Number, Including Area Code)


--------------------------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)

================================================================================

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

         On February 5, 1999, STC Broadcasting, Inc., a Delaware corporation ("STC"), consummated the acquisition (the "Acquisition") of the assets related to Station WUPW-TV (the "WUPW Assets") from Raycom America, Inc., a Delaware corporation that is an indirect wholly owned subsidiary of Raycom Media, Inc., pursuant to the terms of an Asset Purchase Agreement dated July 24, 1998. The aggregate purchase price paid for the WUPW assets was $72.6 million and was determined as a result of an arm's length negotiation between STC and Raycom Media, Inc.

         WUPW, Channel 36, is the UHF FOX-affiliated station serving the Toledo, Ohio market. WUPW owns assets that constitute plant, equipment, and other physical property used in the operation of the television station and will continue to be utilized by STC for such purposes.

         STC financed the Acquisition, together with associated closing costs, with (i) $40 million of borrowings under the revolver portion of STC's Amended and Restated Credit Agreement, and (ii) $37.5 million of newly issued Series B Preferred Stock of the Company.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

(a)      Financial Statements of Business Acquired.

         WUPW-TV A Division of Raycom Media, Inc.

         -        Report of Independent Certified Public Accountants
         - Statements of Assets, Liabilities and Equity as of December 31, 1998 and 1997
         - Statements of Operations and Equity for the years ended December 31, 1998 and 1997
         -        Statements of Cash Flows for the years ended December 31,
                  1998 and 1997
         -        Notes to Financial Statements


(b)      Pro Forma Financial Information.

         -        Balance Sheet at September 30, 1998
         -        Notes to Balance Sheet
         -        Statement of Operations for the year ended December 31, 1997
         -        Statement of Operations for the nine months ended September
                  30, 1998
         -        Notes to Statements of Operations

(c)      Exhibits.

         2.1 Asset Purchase Agreement by and between Elcom of Ohio, Inc. and STC Broadcasting, Inc., dated as of July 24, 1998 (Incorporated by reference to the Company's Form 10-Q for the period April 1, 1998 to June 30, 1998).

SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                          STC BROADCASTING, INC.

Date:  February 16, 1999                  By: /s/ David A. Fitz
                                              ----------------------------------
                                          David A. Fitz
                                          Senior Vice President and
                                          Chief Financial Officer

                                             Item 7(a)




WUPW-TV, A DIVISION OF RAYCOM MEDIA, INC.

FINANCIAL STATEMENTS
AS OF DECEMBER 31, 1998 AND 1997,
TOGETHER WITH REPORT OF INDEPENDENT
CERTIFIED PUBLIC ACCOUNTANTS

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



To Raycom Media, Inc.:

We have audited the accompanying statements of assets, liabilities and equity of WUPW-TV, a division of Raycom Media, Inc., as of December 31, 1998 and 1997, and the related statements of operations and equity and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the assets, liabilities and equity of WUPW-TV, a division of Raycom Media, Inc., as of December 31, 1998 and 1997, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.

                                            /s/ Arthur Andersen LLP




Tampa, Florida,
     January 29, 1999

                   WUPW-TV, A DIVISION OF RAYCOM MEDIA, INC.


                  STATEMENTS OF ASSETS, LIABILITIES AND EQUITY

                        AS OF DECEMBER 31, 1998 AND 1997




                                  ASSETS                                                  1998          1997
                                 --------                                             ---------      -----------
                 (pledged for Parent debt - see Note 7)
CURRENT ASSETS:
     Cash                                                                            $        --     $   117,402
     Amount of receivables, net of allowance of approximately $68,000 and $116,000 for doubtful accounts at December 31, 1998 and
         1997, respectively                                                            2,747,378       2,500,251
     Current portion of program rights                                                   489,098         397,297
     Other current assets                                                                299,133         314,736
                                                                                     -----------     -----------
                      Total current assets                                             3,535,609       3,329,686

PROPERTY AND EQUIPMENT, net                                                            1,919,906       2,122,368

PROGRAM RIGHTS, net of current portion                                                   930,045         765,611

INTANGIBLE ASSETS, net                                                                61,976,608      65,501,079
                                                                                     -----------     -----------
                      Total assets (pledged for Parent debt -
                           see Note 7)                                               $68,362,168     $71,718,744
                                                                                     ===========     ===========
                            LIABILITIES AND EQUITY

CURRENT LIABILITIES:
     Accounts payable and accrued expenses                                           $   369,253     $   510,578
     Current portion of program rights payable                                         1,331,265       1,361,320
                                                                                     -----------     -----------
                      Total current liabilities                                        1,700,518       1,871,898

PROGRAM RIGHTS PAYABLE, net of current portion                                           836,175         885,977

COMMITMENTS AND CONTINGENCIES

PAYABLE TO PARENT                                                                     37,923,232      36,874,220
                                                                                     -----------     -----------
                      Total liabilities                                               40,459,925      39,632,095

PARENT'S EQUITY IN DIVISION                                                           27,902,243      32,086,649
                                                                                     -----------     -----------
                      Total liabilities and equity                                   $68,362,168     $71,718,744
                                                                                     ===========     ===========


        The accompanying notes are an integral part of these statements.

                   WUPW-TV, A DIVISION OF RAYCOM MEDIA, INC.


                      STATEMENTS OF OPERATIONS AND EQUITY

                 FOR THE YEARS ENDED DECEMBER 31, 1998 AND 1997



                                                                                          1998              1997
                                                                                      ------------      ------------
REVENUES:
     Broadcasting revenues, net of agency and national
         representative commissions of approximately
         $2,060,000 and $1,972,000 for 1998 and 1997,
         respectively                                                                 $ 10,064,080      $  9,397,959
     Trade and barter                                                                    1,413,486         1,463,904
     Other                                                                                 126,499           111,921
                                                                                      ------------      ------------
                      Total revenues                                                    11,604,065        10,973,784
                                                                                      ------------      ------------

OPERATING EXPENSES:
     Station operating                                                                   2,342,516         2,049,849
     Selling, general and administrative                                                 1,984,564         2,202,591
     Trade and barter                                                                    1,227,767         1,366,385
     Depreciation of property and equipment                                                417,643           362,701
     Amortization of intangible assets                                                   3,524,471         3,399,975
     Corporate overhead                                                                    199,650           393,481
                                                                                      ------------      ------------
                      Total operating expenses                                           9,696,611         9,774,982
                                                                                      ------------      ------------

OPERATING INCOME                                                                         1,907,454         1,198,802

INTEREST EXPENSE                                                                        (6,347,860)       (6,234,110)
                                                                                      ------------      ------------
LOSS BEFORE INCOME TAXES                                                                (4,440,406)       (5,035,308)

INCOME TAX BENEFIT                                                                         256,000           225,000
                                                                                      ------------      ------------
NET LOSS                                                                                (4,184,406)       (4,810,308)
PARENT'S EQUITY IN DIVISION, beginning balance                                          32,086,649        36,896,957
                                                                                      ------------      ------------
PARENT'S EQUITY IN DIVISION, ending balance                                           $ 27,902,243      $ 32,086,649
                                                                                      ============      ============


        The accompanying notes are an integral part of these statements.

                   WUPW-TV, A DIVISION OF RAYCOM MEDIA, INC.


                            STATEMENTS OF CASH FLOWS

                 FOR THE YEARS ENDED DECEMBER 31, 1998 AND 1997



                                                                                         1998           1997
                                                                                     -----------      ------------
CASH FLOWS FROM OPERATING ACTIVITIES:
     Net loss                                                                        $(4,184,406)     $(4,810,308)
     Adjustments to reconcile net loss to net cash used in operating activities-
              Depreciation of property and equipment                                     417,643          362,701
              Amortization of intangible assets                                        3,524,471        3,399,975
              Amortization of program rights                                             793,371          818,017
              Payments on program rights payable                                      (1,129,463)      (1,078,842)
     Changes in operating assets and liabilities-
         Accounts receivable                                                            (247,127)        (109,647)
         Other current assets                                                             15,603          (98,130)
         Accounts payable and accrued expenses                                          (141,325)         (82,138)
                                                                                     -----------      -----------
                      Net cash used in operating activities                             (951,233)      (1,598,372)
                                                                                     -----------      -----------

CASH FLOWS FROM INVESTING ACTIVITIES:
     Purchases of property and equipment                                                (215,181)        (129,512)
                                                                                     -----------      -----------
                      Net cash used in investing activities                             (215,181)        (129,512)
                                                                                     -----------      -----------

CASH FLOWS FROM FINANCING ACTIVITIES:
     Net transfers from parent                                                         1,049,012        1,729,242
                                                                                     -----------      -----------
                      Net cash provided by financing activities                        1,049,012        1,729,242
                                                                                     -----------      -----------

NET (DECREASE) INCREASE IN CASH                                                         (117,402)           1,358

CASH, beginning of year                                                                  117,402          116,044
                                                                                     -----------      -----------

CASH, end of year                                                                    $        --      $   117,402
                                                                                     ===========      ===========


        The accompanying notes are an integral part of these statements.

                   WUPW-TV, A DIVISION OF RAYCOM MEDIA, INC.


                         NOTES TO FINANCIAL STATEMENTS

                           DECEMBER 31, 1998 AND 1997



1.     ORGANIZATION AND NATURE OF OPERATIONS:

WUPW-TV (the Station) has been a division of Raycom Media, Inc. (Raycom or the Parent) since September 1996. The Station operates a commercial television station in the Toledo, Ohio, designated market area. The Station has a network affiliation with FOX Broadcasting Company.

2.     SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

Basis of Presentation

The accompanying financial statements have been prepared from the books and records maintained by the Station and those of the Parent. The statements of operations include allocations for corporate overhead. Management of the Parent considers the allocation methods used to be reasonable.

Concentration of Risk and Accounts Receivable

The Station serves the Toledo, Ohio, demographic area. Accordingly, the revenue potential of the Station is dependent on the economy in this area. The Station monitors its accounts receivable through continuing credit evaluations. Historically, the Station has not had significant uncollectable accounts.

Program Rights

Program rights and the corresponding contractual obligations are recorded when the license period begins and the programs are available for use. Program rights are carried at the lower of unamortized cost or estimated net realizable value evaluated on a program-by-program basis. Any reduction in unamortized costs to net realizable value is included in amortization of program rights in the accompanying statements of operations. Such reductions in unamortized costs for the years ended 1998 and 1997 were not material. Costs of programming are amortized on the future number of showings on an accelerated basis contemplating the estimated revenue to be earned per showing, but generally not exceeding five years. Program rights and the corresponding contractual obligations are classified as current or long-term based on estimated usage and payment terms, respectively.

Property and Equipment

Property and equipment are recorded at cost and are depreciated on a straight-line basis over the estimated useful lives of the assets as follows:


                                                                 Years
                                                                --------
Buildings and improvements                                      10 - 30
Broadcast equipment                                                   7
Furniture and other equipment                                    3 -  5
Vehicles                                                              5


Expenditures for maintenance and minor repairs are charged to operations as incurred.

Impairment of Long-lived Assets

Long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount should be addressed. The Station has determined that there has been no impairment in the carrying value of long-lived assets as of December 31, 1998.

Trade and Barter Transactions

Trade transactions represent the exchange of commercial air time for merchandise or services. Barter transactions represent the exchange of commercial air time for programming. Trade transactions are generally recorded at the fair market value of the merchandise or services received. Barter transactions are generally recorded at the fair market value of the commercial air time relinquished. Revenue is recognized on barter and trade transactions when the commercials are broadcast, and expenses are recorded when the program, merchandise or service received is utilized.

Income Taxes

The Station and the Parent file a consolidated federal income tax return and state and local income tax returns for each applicable state and local government.

The accompanying financial statements have been prepared in accordance with the separate return method of Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes," whereby the allocation of the consolidated federal, state and local tax provision is based on what the Station's total federal, state and local tax provision would have been had the Station filed income tax returns outside its consolidated group. Given that the Parent is ultimately responsible for the Station's tax liability, the total income tax liability is recorded as an increase in the payable to parent in the accompanying statements of assets, liabilities and equity.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

3.     PROPERTY AND EQUIPMENT:

Property and equipment consisted of the following at December 31, 1998 and 1997:


                                       1998             1997
                                   -----------      -----------
Buildings and improvements         $   291,504      $   289,987
Broadcast equipment                  2,711,879        2,541,961
Furniture and other equipment          481,883          438,137
Vehicles                                41,968           41,968
                                   -----------      -----------
                                     3,527,234        3,312,053
Less- Accumulated depreciation      (1,607,328)      (1,189,685)
                                   -----------      -----------
                                   $ 1,919,906      $ 2,122,368
                                   ===========      ===========


4.     INTANGIBLE ASSETS:

Intangible assets are recorded at cost and are being amortized over a period of 20 years using the straight-line method. Intangible assets consisted of the following at December 31, 1998 and 1997:

                                              1998              1997
                                          ------------      ------------
       FCC License                        $ 39,100,000      $ 39,100,000
       Network affiliate agreement           6,196,000         6,196,000
       Goodwill                             24,743,959        24,743,959
                                          ------------      ------------
                                            70,039,959        70,039,959
       Less- Accumulated amortization       (8,063,351)       (4,538,880)
                                          ------------      ------------
                                          $ 61,976,608      $ 65,501,079
                                          ============      ============


5.     ACCOUNTS PAYABLE AND ACCRUED EXPENSES:

Accounts payable and accrued expenses consisted of the following as of December 31, 1998 and 1997:


                                             1998          1997
                                           --------     --------
       Accounts payable                    $180,627     $288,745
       Accrued agency fees                  101,110       96,915
       Accrued commissions and bonuses       78,562       72,698
       Other                                  8,954       52,220
                                           --------     --------
                                           $369,253     $510,578
                                           ========     ========


6.     PROGRAM RIGHTS PAYABLE:

The aggregate scheduled maturities of program rights payable subsequent to December 31, 1998, are as follows:


                   Year Ending December 31,                   Amount
                   -----------------------                 -----------
         1999                                              $ 1,331,265
         2000                                                  607,324
         2001                                                  224,951
         2002                                                    3,900
                                                           -----------
                                                             2,167,440
         Less- Current portion                              (1,331,265)
                                                           -----------
         Long-term portion of program rights payable       $   836,175
                                                           ===========

7.     PARENT DEBT AND INTEREST EXPENSE:

Raycom entered into a loan and credit agreement (the Agreement) to facilitate the purchase of the Station in September 1996. Under the terms of the Agreement, substantially all of the assets of the Station were pledged. The pledged assets will be released upon the exchange of the Station to STC Broadcasting, Inc. (STC) (see Note 12).

Interest expense was allocated to the Station to represent a reasonable charge for the debt incurred to facilitate the Station's purchase. The payable to parent balances as of December 31, 1998 and 1997, represent the net position of intercompany charges between the Station and the Parent. The Parent has not stipulated repayment terms of the payable to parent balance as of December 31, 1998, for the next five years or thereafter.

8.     INCOME TAXES:

The following table reflects the income tax benefit that the Station would have recorded if it had filed tax returns as a separate legal entity for the years ended December 31, 1998 and 1997, respectively:


                                                                                     1998            1997
                                                                                   ---------      ---------
       Federal benefit                                                             $(366,000)     $(327,000)
       State provision                                                               110,000        102,000
                                                                                   ---------      ---------
                      Income tax benefit                                           $(256,000)     $(225,000)
                                                                                   =========      =========

The total income tax benefit differs from the amounts computed by applying the federal statutory rate of 34 percent to loss before income taxes as follows:

                                                                                       1998             1997
                                                                                    -----------      -----------
       Tax benefit at the statutory rate                                            $(1,510,000)     $(1,712,000)
       State tax expense, net of federal tax benefit                                     73,000           67,000
       Valuation allowance                                                              748,000        1,000,000
       Nondeductible goodwill amortization                                              428,000          386,000
       Other                                                                              5,000           34,000
                                                                                    -----------      -----------
                      Income tax benefit                                            $  (256,000)     $  (225,000)
                                                                                    ===========      ===========


Deferred income taxes reflect the tax effect of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Components of the Station's net deferred tax liability, included in payable to parent, as of December 31, 1998 and 1997, are as follows:



                                                        1998              1997
                                                      -----------      -----------
       Deferred tax assets:
            Net operating loss (NOL) carryforward     $ 2,021,000      $ 1,266,000
            Accruals and allowances                        84,000           91,000
            Less- Valuation allowance                  (2,105,000)      (1,357,000)
                                                      -----------      -----------
       Deferred tax liabilities:                                -                -
            Intangible assets                          (8,599,000)      (8,955,000)
            Property and equipment                       (149,000)        (159,000)
                                                      -----------      -----------
                                                      $(8,748,000)     $(9,114,000)
                                                      ===========      ===========



The tax effect of NOLs of approximately $755,000 and $1,001,000 was generated for the years ended December 31, 1998 and 1997, respectively. On a stand-alone basis, management of the Station does not believe that the Station would generate taxable income in future years. Therefore, management established a valuation allowance to fully offset the NOL generated during the years ended December 31, 1998 and 1997.

9.     COMMITMENTS AND CONTINGENCIES:

The Station has various agreements relating to future program rights not available for broadcast at December 31, 1998. Future minimum payments under the terms of these agreements as of December 31, 1998, are as follows:


           Year Ending
          December 31,                                                                            Amount
          ------------                                                                         -------------
            1999                                                                                $     92,716
            2000                                                                                     131,950
            2001                                                                                     396,485
            2002                                                                                     607,662
            2003                                                                                     518,768
            Thereafter                                                                               553,640
                                                                                                ------------
                                                                                                $  2,301,221
                                                                                                ============


The Station is involved in claims and actions arising in the ordinary course of business. In the opinion of management, after consultation with legal counsel, the ultimate disposition of these matters is not expected to have a material adverse effect on the operations of the Station.

10.    RELATED-PARTY TRANSACTIONS:

The Station's financial information is included in the consolidated financial statements of Raycom. Certain management services are provided to the Station by Raycom. Such services include data processing, legal, tax, treasury, risk management and other support services. Allocated expenses are based on Raycom's estimate of expenses related to the services provided to the Station in relation to those provided to other divisions or subsidiaries of Raycom. Management believes that these allocations were made on a reasonable basis. The Station was allocated expenses of approximately $200,000 and $393,000 for the years ended December 31, 1998 and 1997, respectively. These amounts were classified as corporate overhead for the years ended December 31, 1998 and 1997, and are shown separately in the accompanying statements of operations. As discussed in Note 7, Raycom allocated interest expense to the Station in 1998 and 1997.

11.    EMPLOYEE BENEFITS:

Substantially all employees of the Station are covered under a benefit plan qualifying under Internal Revenue Code Section 401(k) (the Plan). The Plan allows the participants to contribute up to 18 percent of their pre-tax compensation in the plan year, subject to statutory limitations. The Plan covers substantially all employees of the Station who meet certain minimum age or service requirements. Contributions from the Station are made in an amount equal to 25 to 50 percent of the participating employee contributions, to the extent such contributions do not exceed 4 percent of the employees' compensation for the plan year. Station contributions are based on certain year-end financial objectives of the Stations. Amounts contributed by the Station under the Plan were approximately $10,000 and $7,000 for 1998 and 1997, respectively, and are included in station operating and general and administrative expenses in the accompanying statements of operations.

12.    SUBSEQUENT EVENT:

Raycom has entered into an asset purchase agreement (the Agreement) with STC. The Agreement, dated July 24, 1997, specifies that Raycom will transfer substantially all of the assets of the Station to STC in exchange for cash consideration. The exchange is expected to occur in February 1999.

                                                                      Item 7(b)
                    STC Broadcasting, Inc. and Subsidiaries
                   Unaudited Pro Forma Financial Information


The following unaudited Pro Forma Statements of Operations are based on the ten months ended December 31, 1997, and the nine months ended September 30, 1998 of the Company and the two months ended February 28, 1997 of the predecessor company. The Unaudited Balance Sheet is based on the Company's September 30, 1998 statement. The financial statements referred to for 1997 were included in the Company's Form 10-K filed for the year ended December 31, 1997, and financial statements for 1998 were included in the Company's Form 10-Q for the quarter ended September 30, 1998. These pro forma statements should be read in conjunction with these documents. These pro forma statements have been prepared to illustrate the effects of the transactions described below.

On February 5, 1999, the Company consummated the acquisition (the "Acquisition") of the assets related to Station WUPW-TV (the "WUPW Assets") from Raycom America, Inc., a Delaware corporation that is an indirect wholly owned subsidiary of Raycom Media, Inc., pursuant to the terms of an Asset Purchase Agreement dated July 24, 1998. The aggregate purchase price paid for the WUPW assets was $72.6 million and was determined as a result of an arm's length negotiation between the Company and Raycom Media, Inc. WUPW, Channel 36, is the UHF FOX-affiliated station serving the Toledo, Ohio market.

The Company financed the Acquisition, together with associated closing costs, with (i) $40 million of borrowings under the revolver portion of STC's Amended and Restated Credit Agreement, and (ii) $37.5 million of newly issued Series B Preferred Stock of the Company.

The following Unaudited Pro Forma Statements of Operations for the year ended December 31, 1997 and the nine months ended September 30, 1998 give effect to the Acquisition as if such transaction had occurred on January 1, 1997. The Pro Forma Unaudited Balance Sheet as of September 30,1998 has been prepared as if the Acquisition had occurred on that date.

The Acquisition will be accounted for using the purchase method of accounting and the purchase price will be allocated to tangible and intangible assets and liabilities acquired based upon their respective fair values. The allocation of the aggregate purchase price reflected in the pro forma financial information is preliminary. The final allocation of the purchase price is contingent upon the receipt of final appraisals, however, that allocation is not expected to differ materially from the preliminary allocation.

The pro forma financial information is based on the historical financial statements of the Company and the assumptions and adjustments described in the accompanying notes. The Unaudited Pro Forma Statements of Operations do not purport to represent what the Company's results of operations actually would have been if the Acquisition had occurred as of the date indicated or what results will be for any future periods. The pro forma financial information is based upon assumptions that the Company believes are reasonable.

                    STC BROADCASTING, INC. AND SUBSIDIARIES
                       UNAUDITED PRO FORMA BALANCE SHEET
                            AS OF SEPTEMBER 30, 1998
                             (Dollars in thousands)

                                                       Company                        Pro Forma
                                                      Historical      WUPW-TV        Adjustments           Pro Forma
                                                      ----------     ---------      -------------          ----------
         ASSETS

CURRENT ASSETS:
   Cash and cash equivalents                          $   4,289      $      --      $    2,667 (A)         $   6,956
   Receivables                                           10,862          1,966          (1,966)(B)            10,862
   Current portion of program rights                      7,377            610              --                 7,987
   Other current assets                                   1,520             47              21 (A/B)           1,588
                                                      ---------      ---------      ----------             ---------
      Total current assets                               24,048          2,623             722                27,393
                                                      ---------      ---------      ----------             ---------
PROPERTY AND EQUIPMENT, net                              49,467          2,022           2,501 (C)            53,990

INTANGIBLE ASSETS, net                                  222,409         62,852           5,255 (C)           290,516

OTHER LONG-TERM ASSETS:
   Deferred acquisition and financing costs               9,550            ---           1,735 (A)            11,285
   Program rights, net of current portion                11,031            962              --                11,993
   Other                                                    102              5              (5)(B)               102
                                                      ---------      ---------      ----------             ---------
      Total other long-term assets                       20,683            967           1,730                23,380
                                                      ---------      ---------      ----------             ---------
      Total assets                                    $ 316,607      $  68,464      $   10,208             $ 395,279
                                                      =========      =========      ==========             =========
         LIABILITIES AND STOCKHOLDER'S EQUITY

CURRENT LIABILITIES:
   Accounts payable                                   $   3,699      $     432      $     (432)(B)         $   3,699
   Accrued interest                                         458             --              --                   458
   Accrued compensation                                   1,079            115            (115)(B)             1,079
   Accrued other                                            844            245            (245)(B)               844
    Current portion of program rights payable             7,592          1,421            (811)(B)             8,202
                                                      ---------      ---------      ----------             ---------
      Total current liabilities                          13,672          2,213          (1,603)               14,282
                                                      ---------      ---------      ----------             ---------

LONG-TERM DEBT                                          172,500                         40,000 (A)           212,500

DEFERRED INCOME TAXES                                    22,662             --              --                22,662

PROGRAM RIGHTS PAYABLE, net of current portion           11,300            915              47 (B)            12,262

OTHER LONG-TERM LIABILITIES                                 102             --              --                   102

REDEEMABLE PREFERRED STOCK                               36,024             --          37,100 (A)            73,124

STOCKHOLDER'S EQUITY                                     60,347         65,336         (65,336)(C)            60,347
                                                      ---------      ---------      ----------             ---------
   Total liabilities and stockholder's equity         $ 316,607      $  68,464      $   10,208             $ 395,279
                                                      =========      =========      ==========             =========


           See accompanying notes to Unaudited Pro Forma Balance Sheet.

                    STC BROADCASTING, INC. AND SUBSIDIARIES
                   NOTES TO UNAUDITED PRO FORMA BALANCE SHEET
                             (Dollars in thousands)


The following reflects the adjustments to balance sheet amounts related to the Acquisition.

(A) The adjustment to Cash consists of:

                  Sale of preferred stock                                       $ 37,500
                  Borrowing under New Credit Agreement                            40,000
                  Payment of fees and expenses                                    (1,735)
                  Purchase price for station                                     (72,630)
                  Working capital acquired                                           (68)
                  Payment of fees and expenses on preferred stock                   (400)
                                                                                --------
                                                                                $  2,667
                                                                                ========


(B) This adjustment reflects the elimination of assets that were not acquired and the elimination of liabilities not assumed:

                  Assets:
                           Receivables                                          $ (1,966)
                           Prepaids                                                  (47)
                           Other                                                      (5)
                  Liabilities:
                           Accounts payable                                         (432)
                           Accrued expenses                                         (360)
                           Film liabilities                                         (764)
                                                                                --------
                           Total:                                               $   (462)
                                                                                ========

(C) The preliminary proforma allocation of the purchase is as follows:

                  Purchase price                                                $ 72,630
                  Estimated acquisition costs                                      1,735
                  Purchased working capital                                           68
                                                                                --------
                           Total:                                                 74,433
                  Less:
                  Elimination of WUPW stockholders' equity,
                           adjusted for net assets not being acquired            (64,874)
                                                                                --------
                  Excess of purchase price over historical
                           amounts to be allocated                              $  9,559
                                                                                ========


Allocation of excess purchase price based on preliminary estimated values:

                  Property and equipment                                        $  2,501
                  Intangibles                                                      5,255
                  Deferred acquisition and financing costs                         1,735
                  Prepaids                                                            68
                                                                                --------
                           Total:                                               $  9,559
                                                                                ========

                    STC BROADCASTING, INC. AND SUBSIDIARIES
                  UNAUDITED PRO FORMA STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1997
                  (Dollars in thousands except per share data)



                                           Historical   Historical                 Pro Forma
                                            Company     Predecessor   WUPW-TV     Adjustment       Pro Forma
                                           --------     -----------   --------    -----------      ---------
NET REVENUES:                              $ 36,231      $ 5,228      $10,974       $      --       $ 52,433
                                           --------      -------      -------       ---------       --------
OPERATING EXPENSES:
  Station operating                          11,539        2,079        2,050              --         15,668
  Selling, general and
      administrative                          8,212        1,526        2,203              --         11,941
  Trade and barter                            1,390          181        1,366              --          2,937
  Depreciation of property
      and equipment                           3,475          757          363             277 (A)      4,872
  Amortization of intangibles
      and other long term assets              9,159          977        3,400           1,487 (B)     15,023
  Corporate overhead                          1,402          146          393              --          1,941
                                           --------      -------     --------       ---------       --------
        Total operating expenses             35,177        5,666        9,775           1,764         52,382
                                           --------      -------     --------       ---------       --------
OPERATING INCOME                              1,054         (438)       1,199          (1,764)            51
OTHER INCOME (EXPENSE):
  Interest income                               289           20           --              --            309
  Interest expense                           (9,502)        (963)      (6,234)          3,434 (C)    (13,265)
  Other income, net                              40           19           --              --             59
                                           --------      -------     --------       ---------       --------
NET INCOME (LOSS) BEFORE  INCOME
   TAX BENEFIT                               (8,119)      (1,362)      (5,035)          1,670        (12,846)

INCOME TAX BENEFIT                              299           --          225              --            524
                                           --------      -------     --------       ---------       --------
NET LOSS AFTER TAXES                         (7,820)      (1,362)      (4,810)          1,670        (12,322)

REDEEMABLE PREFERRED STOCK
   DIVIDENDS AND ACCRETION                   (3,763)          --           --          (2,344)(D)     (6,107)
                                           --------      -------     --------       ---------       --------
NET LOSS APPLICABLE TO
   COMMON STOCKHOLDER                      $(11,583)     $(1,362)    $ (4,810)      $    (674)      $(18,429)
                                           ========      =======     ========       =========       ========
BASIC AND DILUTED NET
   LOSS PER COMMON SHARE                   $(11,583)                                                $(18,429)
                                           ========                                                 ========
WEIGHTED AVERAGE NUMBER
   OF COMMON SHARES
   OUTSTANDING                                1,000                                                    1,000
                                           ========                                                 ========








     See accompanying notes to Unaudited Pro Forma Statement of Operations.

                    STC BROADCASTING, INC. AND SUBSIDIAIRIES
              NOTES TO UNAUDITED PRO FORMA STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1997
                             (Dollars in thousands)


(A) Reflects the incremental change in depreciation due to purchase accounting adjustments to property and equipment consistent with depreciation policies utilized by the Company.

(B) Reflects the incremental change in amortization due to purchase accounting adjustments to intangible assets and deferred acquisition costs consistent with amortization policies utilized by the Company net of reduced amortization on loan acquisition costs written off upon entering into new credit agreement.

(C) Reflects the adjustment due to incremental borrowing under new senior credit agreement and the elimination of WUPW interest charge.

(D)  Represents the dividend requirement on the New Series B Preferred Stock.

                    STC BROADCASTING, INC. AND SUBSIDIARIES
                  UNAUDITED PRO FORMA STATEMENT OF OPERATIONS
                    FOR NINE MONTHS ENDED SEPTEMBER 30, 1998
                  (Dollars in thousands except per share data)


                                                            Company                  Pro Forma
                                                           9 Months       WUPW-TV    Adjustment        Pro Forma
                                                          ----------    ----------   -----------       ----------
NET REVENUES                                               $ 44,053      $  8,193       $     --        $ 52,246

OPERATING EXPENSES:
  Station operating                                          14,480         1,654             --          16,134
  Selling, general and administrative                        10,473         1,557             --          12,030
  Trade and barter                                            1,380           995             --           2,375
  Depreciation of property and equipment                      5,270           315            165  (A)      5,750
  Amortization of intangibles and other
       long-term assets                                      12,020         2,649          1,016  (B)     15,685
  Corporate expenses                                          1,482           137             --           1,619
                                                           --------      --------       --------        --------
         Total operating expenses                            45,105         7,307          1,181          53,593
                                                           --------      --------       --------        --------
OPERATING INCOME (LOSS)                                      (1,052)          886         (1,181)         (1,347)

OTHER INCOME (EXPENSE):
  Interest income                                               133            --             --             133
  Interest expense                                          (11,567)       (4,748)         2,648  (C)    (13,667)
  Gain on asset swap                                         17,488            --             --          17,488
  Other income, net                                              13            --             --              13
                                                           --------      --------       --------        --------

NET INCOME (LOSS) BEFORE INCOME TAX                           5,015        (3,862)         1,467           2,620

INCOME TAX (BENEFIT)                                           (850)          197             --            (653)
                                                           --------      --------       --------        --------
NET INCOME (LOSS)                                             5,865        (4,059)         1,467           3,273

EXTRAORDINARY ITEM - LOSS
      ON EARLY RETIREMENT OF DEBT                            (4,586)           --             --          (4,586)

REDEEMABLE PREFERRED STOCK
   DIVIDENDS AND ACCRETION                                   (3,761)           --         (1,758) (D)     (5,519)
                                                           --------      --------       --------        --------
NET INCOME (LOSS) APPLICABLE TO
     COMMON SHAREHOLDER                                    $ (2,482)     $ (4,059)      $   (291)         (6,832)
                                                           ========      ========       ========        ========
BASIC NET INCOME (LOSS)
     PER COMMON SHARE                                      $ (2,482)                                    $ (6,832)
                                                           ========                                     ========
WEIGHTED AVERAGE NUMBER OF COMMON
     SHARES OUTSTANDING                                       1,000                                        1,000
                                                           ========                                     ========


     See accompanying notes to Unaudited Pro Forma Statement of Operations.

                    STC BROADCASTING, INC. AND SUBSIDIAIRIES
              NOTES TO UNAUDITED PRO FORMA STATEMENT OF OPERATIONS
                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1998
                             (Dollars in thousands)


(A) Reflects the incremental change in depreciation due to purchase accounting adjustments to property and equipment consistent with depreciation policies utilized by the Company.

(B) Reflects the incremental change in amortization due to purchase accounting adjustments to intangible assets and deferred acquisition costs consistent with amortization policies utilized by the Company net of reduced amortization on loan acquisition costs written off upon entering into new credit agreement.

(C) Reflects the adjustment due to incremental borrowing under new senior credit agreement and the elimination of WUPW interest charge.

(D)  Represents the dividend requirement on the New Series B Preferred Stock.